Exhibit 99.1

For more information, contact:

Inna Vyadro	William J. Stuart

Director of Investor Relations	Chief Financial Officer

Avici Systems	Avici Systems

978-715-2300	978-715-2300

ivyadro@avici.com	wstuart@avici.com

Avici Systems Reports Fourth Quarter and Full Year 2007 Results

Billerica, MA, February 28, 2008—Avici Systems Inc. (NASDAQ: AVCI), today reported results for its fourth quarter and full year ended December 31, 2007.

Gross revenue for the three and twelve months ended December 31, 2007 was $44.9 million and $124.3 million, respectively, compared to $15.9 million and $82.8 million, respectively for the three and twelve months ended December 31, 2006.

“This year marks an exciting turning point for the Company as we change our name to Soapstone Networks and deliver a revolutionary product that will help accelerate the adoption of Carrier Ethernet technology and automate the entire service lifecycle,” said Bill Leighton, Chief Executive Officer, Avici Systems. “I am very pleased with the progress we have made in developing and marketing the Soapstone PNC™ solution, which we believe will significantly accelerate innovation in the delivery of new network services.”

GAAP net income for the fourth quarter ended December 31, 2007 was $29.2 million, or $1.90 per share, compared to a GAAP net income of $3.0 million, or $0.21 per share, in the prior year’s fourth quarter. GAAP net income in the 2007 period includes $0.6 million of non-cash equity based charges associated with Financial Accounting Standards Board Statement No. 123R (“SFAS 123R”). GAAP net income for the 2006 period includes $0.5 million of non-cash equity based charges associated with SFAS 123R.

GAAP net income for the twelve months ended December 31, 2007 was $62.3 million, or $4.16 per share, compared to a GAAP net income of $8.3 million, or $0.60 per share, for the twelve months ended December 31, 2006. GAAP net income in the 2007 period includes $2.3 million of non-cash equity based charges associated with SFAS 123R, $0.3 million of special charges associated with the 2006 restructuring and $0.2 million of certain inventory credits. GAAP net income for the 2006 period includes $10.7 million of special charges associated with the 2006 restructuring, $0.8 million of non-cash equity based charges associated with SFAS 123R, $0.5 million of non-cash common stock warrant discount charge and $0.2 million of certain inventory credits.

Non-GAAP net income (GAAP net income excluding charges for restructuring, certain stock based compensation, common stock warrant discount and inventory credits) for the fourth quarter ended December 31, 2007 was $29.8 million, or $1.93 per share compared to non-GAAP net income of $4.0 million, or $0.28 per share in the fourth quarter of 2006. Non-GAAP net income for the twelve months ended December 31, 2007 was $64.7 million, or $4.31 per share, compared to non-GAAP net income of $20.1 million or $1.47 per share for the prior year twelve month period ended December 31, 2006.

Cash, cash equivalents and short and long-term marketable securities totaled $103.0 million at December 31, 2007.

Avici will discuss these quarterly results as well as future business and financial expectations in an investor conference on February 28, 2008 at 8:30 AM eastern standard time. The conference telephone number is (800) 230-1093 A replay of the conference call will be available after 11:15 AM. Replay information will be available at (800) 475-6701 (USA) access code: 909097. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects, including Avici’s expectations for annual gross revenues, profitability and the growth opportunity for Soapstone Networks, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Statements made with regard to interim results are not necessarily indicative of results that may be expected for future interim periods or for the full year. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, Avici’s ability to manage the transition of its core router business, the early stage of Soapstone Networks, market acceptance of our products, services and enhancements, dependence on our major customer, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on technology and distribution partners, and other risks set forth in Avici’s filings with the Securities and Exchange Commission. Avici does not undertake any duty to update forward-looking statements.

About Avici Systems

Avici Systems Inc., headquartered in Billerica, Mass., has provided purpose-built carrier-class routing solutions for the Internet. The company’s routing systems provide IP solutions to some of the world’s leading service providers. www.avici.com

About Soapstone Networks

Soapstone Networks is at the forefront of the movement to Carrier Ethernet by delivering resource control systems that realize NGN software-provisioned services in the new Carrier Ethernet transport network. Soapstone’s common control framework decouples services from underlying network technologies. The Soapstone solution dynamically provisions precise, SLA-quality services, continuously optimizing utilization of network resources to bring orderly, predictable business-driven behavior to service provider networks. The future of Carrier Ethernet—www.soapstonenetworks.com

AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenue:
Product	$42,137	$13,992	$114,388	$76,371
Service	2,737	1,904	9,912	6,392

Total gross revenue	44,874	15,896	124,300	82,763

Less – Common stock warrant discount—Product	—	—	—	(527)

Net revenue	44,874	15,896	124,300	82,236

Cost of revenue – Product (1)	8,029	3,924	27,462	26,328
Cost of revenue – Service	264	393	1,434	1,795

Total cost of revenue	8,293	4,317	28,896	28,123

Gross margin	36,581	11,579	95,404	54,113

Operating expenses:
Research and development (2)	5,284	5,877	25,010	30,154
Sales and marketing (2)	820	949	2,762	4,077
General and administrative (2)	1,397	1,505	5,773	5,562
Stock-based compensation	579	492	2,323	819
Restructuring expenses	—	495	100	7,617

Total operating expenses	8,080	9,318	35,968	48,229

Income from operations	28,501	2,261	59,436	5,884
Interest income, net	1,045	897	3,771	2,571
Other Income	163	—	244	—
Provision for income tax	(504)	(170)	(1,174)	(170)

Net income	$29,205	$2,988	$62,277	$8,285

Net earnings per diluted share	$1.90	$0.21	$4.16	$0.60

Weighted average common shares used in computing diluted net income per share	15,403,673	14,075,017	14,984,454	13,706,889

(1) Includes inventory charge and (credits), as follows:
Inventory and inventory related charge	$—	$—	$175	$3,094

Credits from utilization of inventory previously written off in 2006 and 2001	$—	$—	$(218)	$(215)

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$311	$265	$1,307	$440
Sales and marketing	95	83	205	151
General and administration	173	144	811	228

	$579	$492	$2,323	$819

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenue:
Product	$42,137	$13,992	$114,388	$76,371
Service	2,737	1,904	9,912	6,392

Total gross revenue	44,874	15,896	124,300	82,763

Cost of revenue—Product	8,029	3,924	27,505	23,449
Cost of revenue—Service	264	393	1,434	1,795

Total cost of revenue	8,293	4,317	28,939	25,244

Gross margin	36,581	11,579	95,361	57,519

Operating expenses:
Research and development	5,284	5,877	25,010	30,154
Sales and marketing	820	949	2,762	4,077
General and administrative	1,397	1,505	5,773	5,562

Total operating expenses	7,501	8,331	33,545	39,793

Income from operations	29,080	3,248	61,816	17,726
Interest income, net	1,045	897	3,771	2,571
Other Income	163	—	244	—
Provision for income tax	(504)	(170)	(1,174)	(170)

Non-GAAP net income	$29,784	$3,975	$64,657	$20,127

Non-GAAP earnings per diluted share	$1.93	$0.28	$4.31	$1.47

Weighted average common shares used in computing diluted net income per share	15,403,673	14,075,017	14,984,454	13,706,889

Note 1 – The above non-GAAP consolidated statements of operations for the three and twelve months ended December 31, 2007 and 2006 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of restructuring expenses, non-cash charges related to common stock warrant discount and certain stock based compensation as well as charges and credits related to inventory and related items as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Non-GAAP net income	$29,784	$3,975	$64,657	$20,127
Common stock warrant discount	—	—	—	(527)
Restructuring expenses	—	(495)	(100)	(7,617)
Certain non-cash stock based compensation	(579)	(492)	(2,323)	(819)
Inventory and inventory related charge	—	—	(175)	(3,094)
Utilization of inventory previously written-off	—	—	218	215

GAAP net income	$29,205	$2,988	$62,277	$8,285

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(Unaudited)

	December 31, 2007	December 31, 2006
Assets
Cash, Cash equivalents and marketable securities	$99,988	$60,095
Inventories	—	5,438
Trade accounts receivable, net	11,769	3,583
Restricted cash	—	1,243
Other current assets	790	890

Total current assets	112,547	71,249

Long-term marketable securities	3,000	8,504
Property and equipment, net	3,306	4,937

Total assets	$118,853	$84,690

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$9,002	$8,914
Deferred revenue	2,343	9,592
Stockholders’ equity	107,508	66,184

Total liabilities and stockholders’ equity	$118,853	$84,690

December 31, 2006 amounts are derived from audited financial statements.

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